Exhibit 4.1

FOURTH AMENDMENT TO THE RIGHTS AGREEMENT

This FOURTH AMENDMENT TO THE RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of September 10, 2013, between BMC Software, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”). Except as otherwise provided herein, all capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed thereto in the Rights Agreement.

WHEREAS, the Company and the Rights Agent have entered into that certain Rights Agreement, dated as of May 12, 2012, as amended on May 4, 2013, May 10, 2013 and July 24, 2013 (as amended, the “Rights Agreement”);

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of May 6, 2013, by and among Boxer Parent Company Inc. (“Parent”), Boxer Merger Sub Inc. (“Merger Sub”) and the Company (as amended or supplemented from time to time, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation in the merger (the “Merger”);

WHEREAS, pursuant to Section 27 of the Rights Agreement, at any time prior to the time at which any Person becomes an Acquiring Person, the Company may supplement or amend the Rights Agreement without the approval of any holders of Right Certificates in order to make any provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent;

WHEREAS, the Board of Directors desires to amend the Rights Agreement to provide for the expiration of the Rights upon the effective time of the Merger (as defined in the Merger Agreement);

WHEREAS, no person has yet become an Acquiring Person and, subject to and in accordance with the terms of this Amendment, the Company has directed and the Rights Agent has agreed to amend the Rights Agreement in certain respects, as more particularly set forth herein.

NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements set forth in the Rights Agreement and this Amendment, the parties hereto agree to modify the Rights Agreement as set forth below.

1.	Amendment to Section 1.

1.1 Section 1 of the Rights Agreement is hereby amended and supplemented to revise the definition of “Final Expiration Date” so it shall read as follows:

““Final Expiration Date” shall mean the effective time of the Merger.”

2.	Amendment to Section 7.

2.1 Section 7 of the Rights Agreement is amended by adding a new subsection (e) thereof which shall read as follows:

“(e) On the Final Expiration Date, all outstanding Rights shall automatically terminate and expire and cease to exist.”

3.	Amendment to Exhibit C.

3.1 Exhibit C of the Rights Agreement is hereby amended to replace the words “February 11, 2014” with the words “the effective time of the Merger.”

4.	Effective Time of this Amendment

This Amendment shall be deemed effective as of the date first written above, as if executed on such date.

5.	Confirmation of the Rights Agreement

Except as amended or modified hereby, all terms, covenants and conditions of the Rights Agreement as heretofore in effect shall remain in full force and effect and are hereby ratified and confirmed in all respects.

6.	Governing Law

This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

7.	Counterparts

This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts together shall constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect and enforceability as an original signature.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

Attest:			BMC Software, Inc.

By:			By:
	Name:	Mary A. Hayes		Name:	Steven B. Solcher
	Title:	Corporate Governance Manager		Title:	Senior Vice President, Chief Financial Officer

Attest:			COMPUTERSHARE TRUST COMPANY, N.A. as Rights Agent

By:			By:

	Name:	Colleen Shea-Keating		Name:	Dennis V. Moccia
	Title:	Contract Consultant		Title:	Manager, Contract Administration

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

Attest:			BMC Software, Inc.

By:			By:

	Name:	Mary A. Hayes		Name:	Steven B. Solcher
	Title:	Corporate Governance Manager		Title:	Senior Vice President, Chief Financial Officer

Attest:			COMPUTERSHARE TRUST COMPANY, N.A. as Rights Agent

By:			By:
	Name:			Name:
	Title:			Title: